Exhibit 5


                              JONES & KELLER, P.C.
                            1625 Broadway, Suite 1600
                             Denver, Colorado 80202
                            Telephone: (303) 573-1600
                           Telecopier: (303) 573-8133


                                  June 10, 2004


Natural Gas Services Group, Inc.
2911 South County Road 1260
Midland, Texas  79706

         Re:      SB-2 Registration Statement on Form S-3
                  (File No. 333-47051)

Ladies/Gentlemen:

         We have acted as counsel to Natural Gas Services Group, Inc., a Colorado corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), of an SB-2 Registration Statement on Form S-3 (the "Registration Statement") covering 1,800,000 shares (the "Shares") of common stock of the Company, (the "Common Stock").

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter is subject to and should be read in conjunction therewith. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Articles of Incorporation and Bylaws, as restated or amended, of the Company; and the resolutions adopted by the Board of Directors of the Company authorizing, approving and ratifying the preparation and filing of the Registration Statement. In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and the delivery of all documents by any persons entitled other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in an officer's certificate of the Company and certificates of, and other information obtained from, public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

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         Based upon and subject to the foregoing, we are of the Opinion that:

         (1) the Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and (b) has requisite corporate power and authority to carry on its business as described in the Registration Statement.

         (2) the 1,800,000 Shares underlying warrants and options as described in the Registration Statement will be, upon exercise of such warrants and options and payment therefore, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of the Opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referenced to by or filed with any other person or entity without our prior written permission.

                                                 Very truly yours,

                                                 /s/ Jones & Keller, P.C.

                                                 JONES & KELLER, P.C.